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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Big Flower Holdings, Inc. and Big Flower Trust I on Form S-3 of our reports dated February 14, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Big Flower Press Holdings, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Stamford, Connecticut

January 16, 1998